UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

GameStop Corp.

(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051

(817) 424-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, GameStop Corp. (the “Company”) announced the appointment of Diana Saadeh-Jajeh, age 50, as the Company’s Senior Vice President and Chief Accounting Officer, effective June 29, 2020. Since November 2018, Ms. Saadeh-Jajeh has served as Vice President, Global Finance Operations & Transformation of JUUL Labs, Inc. a global electronic cigarette company. From August 2016 to November 2018, Ms. Saadeh-Jajeh served as Senior Business Lead consultant, Acquire-to-Retire Transformation for Equinix, Inc., a publicly traded multinational company specializing in internet connection and data centers. From January 2015 to April 2016, Ms. Saadeh-Jajeh served as Vice President and Global Corporate Controller at e.l.f. Beauty, Inc., an American cosmetics company. Previously Ms. Saadeh-Jajeh served in various accounting, finance and financial reporting positions for Visa Inc. from 1997 to 2015. Ms. Saadeh-Jajeh is a Certified Public Accountant.

Upon assumption by Ms. Saadeh-Jajeh of her position as Senior Vice President and Chief Accounting Officer, James A. Bell, the Company’s Executive Vice President and Chief Financial Officer, who had assumed the position of the Company’s principal accounting officer on May 15, 2020, will cease to be the Company’s principal accounting officer and will continue in his position as the Company’s Executive Vice President and Chief Financial Officer.

Ms. Saadeh-Jajeh entered into a letter agreement with the Company on June 23, 2020 describing the basic terms of her employment. The letter provides that Ms. Saadeh-Jajeh’s starting annual salary will be $375,000 and her target annual bonus opportunity will be equal to 60% of her annual salary. The letter also indicates that Ms. Saadeh-Jajeh will be eligible for a pro-rata annual bonus for the Company’s 2020 fiscal year and that she will receive a $350,000 time-vested cash incentive award, payable in three equal installments over a three-year period based on her start date and her continued service to the Company. Ms. Saadeh-Jajeh will be eligible for future long-term incentive awards in the ordinary course, in amounts and on terms determined by the Compensation Committee of the Company’s Board. Finally, the letter agreement provides that Ms. Saadeh-Jajeh’s employment is conditioned on her execution of a non-competition agreement. Additionally, Ms. Saadeh-Jajeh will receive a one-time signing bonus of $50,000, which is subject to repayment in the event of certain terminations within two years.

The foregoing description of the letter agreement between Ms. Saadeh-Jajeh and the Company is not complete and is qualified in its entirety by the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no other arrangements or understandings between Ms. Saadeh-Jajeh and any other persons pursuant to which Ms. Saadeh-Jajeh was named Senior Vice President and Chief Accounting Officer. Ms. Saadeh-Jajeh does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Saadeh-Jajeh does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Diana Saadeh-Jajeh and GameStop Corp. executed June 23, 2020.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: July 2, 2020	By:	/s/ James A. Bell
	Name:	James A. Bell
	Title:	Executive Vice President and Chief Financial Officer